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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      CATALYTICA COMBUSTION SYSTEMS, INC.

Catalytica Combustion Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 20, 1995 and was amended and restated on July 24, 1995. The Amended and Restated Certificate of Incorporation of the Corporation was amended and restated on January 14, 1998.

2.   The Amended and Restated Certificate of Incorporation in the form attached
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hereto as Exhibit A has been duly adopted in accordance with the provisions of
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Sections 242, 245 and 228 of the General Corporation Law of the State of
Delaware by the directors and stockholders of the Corporation. No written notice was given pursuant to Section 228 as all stockholders approved the Amended and Restated Certificate of Incorporation by written consent.

3.   The Amended and Restated Certificate of Incorporation so adopted reads in
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full as attached hereto as Exhibit A and is hereby incorporated herein by this
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reference.

IN WITNESS WHEREOF, Catalytica Combustion Systems, Inc. has caused this Certificate to be signed by its President and Chief Executive Officer this _____ day of____________, 2000.

                              CATALYTICA COMBUSTION SYSTEMS, INC.

                              By:
                                   -------------------------------------
                                   Craig N. Kitchen
                                   President and Chief Executive Officer
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                                   EXHIBIT A
                                   ---------
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      CATALYTICA COMBUSTION SYSTEMS, INC.

                                Article I. Name

The name of the corporation is Catalytica Combustion Systems, Inc. (the "Corporation").

              Article II. Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at the foregoing address is The Corporation Trust Company.

                             Article III. Purpose

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL").

                        Article IV. Authorized Capital

    1.   Total Capital Authorized.

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 75,000,000 shares, comprised of 70,000,000 shares of Common Stock with a par value of $0.0005 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.001 per share (the "Preferred Stock").

    2.   Common Stock.

         Upon the filing of this Amended and Restated Certificate of Incorporation each issued and outstanding share of Preferred Stock shall be converted into one share of Common Stock, par value per share of $0.001, and each issued and outstanding share of Common Stock, par value per share of $0.001, including each share of Common Stock issued upon conversion of Preferred Stock in accordance with this Section 2, is split into two shares of Common Stock par value per share of $0.001.

         3.  Preferred Stock.

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors of the Corporation is expressly authorized, subject to the limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, to provide for the issuance of all or any shares of Preferred Stock, in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the DGCL. The authority of the Board of Directors with respect to each series of Preferred Stock shall include without limitation of the foregoing the right to specify the number of shares of that series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each series may be: (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (e)

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entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (f) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors of the Corporation may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holder is required pursuant to the terms of any Preferred Stock designation.

 Article V. Rights, Preferences, Privileges and Restrictions of Capital Stock

All preferences, voting powers, relative, participating, optional or other special rights and privileges, and restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of Preferred Stock. The preferences, voting powers, relative, participating, optional or other special rights and privileges, and restrictions granted to or imposed upon the shares of Common Stock or the holders thereof are as follows:

    1.   General Rights, Preferences, Privileges and Restrictions.

         Except as otherwise set forth below in this Article V, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Common Stock shall be identical in all respects.

    2.   Dividends.

         Subject to any other provisions of this Amended and Restated Certificate of Incorporation and the preferential rights of the holders of Preferred Stock, if any, holders of Common Stock and Stock shall be entitled to receive dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefore.

    3.   Voting Rights.

         (a) At every meeting of the stockholders of the Corporation every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in the stockholder's name on the transfer books of the Corporation.

         (b) The provisions of this Amended and Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Common Stock.

         (c) Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation of the Corporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of the affected series are entitled, either separately or together as a class with the holders of one or more other series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation of the Corporation (including any certificate of designations relating to any series of Preferred Stock).

         (d) Holders of stock of any class or series of the Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders. If Section 2115 of the California General Corporation Law applies to the Corporation and if cumulative voting is required by Section 301.5 of the California General Corporation Law, each holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) the holder would be entitled to cast for the election of directors with respect to the holder's shares of stock multiplied by the number of directors to be elected by the holder, and the holder may cast all of their votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as the holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

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    4.   Dissolution, Liquidation or Winding Up.

         In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock, if any, the assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock based on the number of shares of Common Stock held by them.

                        Article VI. Perpetual Existence

    The Corporation shall have perpetual existence.

                     Article VII. Section 203 Inapplicable

    In accordance with Section 203(b)(3) of the DGCL, the Corporation expressly elects not to be governed by Section 203 of the DGCL.

                 Article VII. Special Meetings of Stockholders

Special meetings of stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by this Amended and Restated Certificate of Incorporation, shall only be called by the Chairman of the Board or the President or Secretary of the Corporation, at the request in writing of all members of the Board of Directors, or at the request in writing of stockholders owning at least 75% of the total voting power of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any request for a special meeting of stockholders shall state the purpose or purposes of the proposed special meeting of stockholders.

                        Article IX. Additional Authority

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

    1.   Board Authority.

         The Board of Directors of the Corporation is expressly authorized:

         (a)  To make, alter or repeal the bylaws of the Corporation.

         (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any reserve in the manner in which it was created.

         (d) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting

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an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation. Unless the bylaws or a resolution of the Board of Directors expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

         (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon terms and conditions and for consideration which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and in the best interests of the Corporation.

    2.   Election of Directors.

         The election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

    3.   Corporate Records.

         The books of the Corporation may be kept at any place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                            Article X. No Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the date of filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of the repeal or modification.

                          Article XI. Indemnification

    1.   Right To Indemnification.

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or Proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to the amendment) against all expenses, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the person in connection therewith and the indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify a person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by the person only if the action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified under this Article or otherwise.

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    2.   Right of Claimant to Bring Suit.

         If a claim under paragraph 1 of Article XI is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting the claim. It shall be a defense to any action for recovery (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving this defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of the action for recovery that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    3.   Non-Exclusivity of Rights.

         The rights conferred on any person by paragraphs 1 and 2 of Article XI shall not be exclusive of any other right which the persons may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    4.   Insurance.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify the person against the expense, liability or loss under the DGCL.

    5.   Miscellaneous.

         (a) Any repeal or modification of Article XI shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

         (b) To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

         (c) The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

         (d) If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article XI as to all expense, liability and loss (including attorneys' fees, judgments, fines, taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to Article XI to the full extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the full extent permitted by applicable law.

                      Article XII. Reservation of Rights

The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted expressly subject to this reservation.

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